Exhibit 10

                                AMENDMENT NO. 1

         AMENDMENT No. 1, dated as of May 30, 2003, among POLYMER GROUP, INC., a Delaware corporation (the "Borrower"), each of the entities identified under the caption "GUARANTORS" on the signature pages hereto (individually and together with any entity that shall become a guarantor hereunder pursuant to
Section 6.01(h) of the Agreement (as defined below), a "Guarantor", and, together with the Borrower, the "Obligors") and MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS L.P., a Delaware limited partnership ("GOF").

         WHEREAS, in accordance with Section 9.01 of the Senior Subordinated Note Purchase Agreement, dated as of March 5, 2003, between the Borrower, the Guarantors and GOF (the "Agreement"), the Borrower and GOF have agreed to amend certain terms of the Agreement and the Senior Subordinated Note (as defined in the Agreement) relating to the method of payment of interest on the Borrowings (as defined in the Agreement).

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Certain Terms Defined in the Senior Subordinated Note Purchase Agreement. All capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

         SECTION 2. General. References in the Agreement (including references to the Agreement as amended hereby) to "this Agreement" or words of similar import (including indirect references to the Agreement) shall be deemed to be references to the Agreement as hereby amended.

         SECTION 3.  Amendment of ARTICLE I.

         (a) The following new definition is hereby added to ARTICLE I, in alphabetical order:

         "Additional Notes" shall have the meaning set forth in Section 2.02.

         (b) The definition of "Indenture" is hereby amended by deleting the definition in its entirety and replacing it with the following:

         "Indenture" means the Indenture, dated as of March 5, 2003, as duly amended in accordance with the terms thereof, among the Borrower, Wilmington Trust Company and the other parties thereto relating to the Junior Subordinated Convertible Notes.

         SECTION 4. Amendment of Section 2.01. Section 2.01 is hereby amended by deleting it in its entirety and replacing it with the following:

         "Section 2.01. Initial Issuance of Senior Subordinated Note; Aggregate Principal Amount. Simultaneously with the execution and delivery of this Agreement, the Borrower is issuing and delivering to GOF a note in substantially the form of Exhibit A attached to Amendment No. 1 (the "Senior Subordinated Note", and, together with any Additional Notes issued pursuant to Section 2.02 or additional

         Senior Subordinated Notes issued pursuant to Section 9.06(d), if any, the "Senior Subordinated Notes") with a principal amount of THIRTY MILLION DOLLARS ($30,000,000.00); provided, however, that in accordance with Section 2.03 and the terms of the Senior Subordinated Note, the Borrower shall only be required to pay such amount thereof as equals the sum of each drawing under the Letter of Credit by the Administrative Agent (each such drawing being referred to herein as a "Borrowing"), plus the outstanding principal amount of any Additional Notes, plus accrued interest and any other costs and expenses due hereunder or under the Senior Subordinated Notes."

         SECTION 5. Amendment of Section 2.02. Section 2.02 is hereby amended by deleting it in its entirety and replacing it with the following:

         "Section 2.02.  Interest.

         (a) Interest. The Borrower shall pay to GOF and its assigns interest on (i) the amount of each Borrowing from the date thereof and (ii) the outstanding amount of principal of any Additional Notes issued, semi-annually in arrears on January 1 and July 1 of each year, at a rate of 10% per annum, subject to adjustment pursuant to Section 2.02(b). From March 6, 2003 until January 31, 2005, at the option of the Borrower, such interest shall be paid (i) in cash or (ii) through the issuance of additional notes (the "Additional Notes"), which shall be in an aggregate principal amount equal to the amount of interest that would be payable with respect to the Senior Subordinated Notes on such interest payment date, in a form identical to the Senior Subordinated Note attached as Exhibit A to Amendment No. 1 with appropriate modifications to accurately reflect the principal amount thereof. After January 31, 2005, such interest shall be payable in cash.

         (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on the aggregate unpaid principal amount of the Borrowings and any Additional Notes issued at the rate per annum set forth in Section 2.02(a) plus 2% on demand. The Borrower shall, to the extent lawful, pay interest on overdue interest at the rate of 12% per annum. From March 6, 2003 until January 31, 2005, at the option of the Borrower, such interest shall be paid (i) in cash or (ii) through the issuance of Additional Notes. After January 31, 2005, such interest shall be payable in cash."

         (c) Computations. All computations of interest shall be made on the basis of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

         SECTION 6. Amendment of Section 2.03. Section 2.03 is hereby amended by inserting the words "and the principal amount of each Additional Note" immediately after the word "Borrowing" and "Borrowings" in subsections (a) and
(b), respectively.

         SECTION 7. Amendment of Section 4.01(g)(i). Section 4.01(g)(i) is hereby amended by replacing "$25,000,000" with "$30,000,000".

         SECTION 8. Amendment of Section 6.01(c). The second paragraph of
Section 6.01(c) is hereby amended by replacing "$200,000,000" with "$215,000,000" in clause (H) of the definition of Permitted Indebtedness.

         SECTION 9. Amendment of Section 7.01(f). Section 7.01(f) is hereby amended by replacing "$50,000,00" with "$50,000,000".

         SECTION 10. Amendment of Section 9.06(d). Section 9.06(d) of the Agreement is hereby amended by deleting the number "$25,000,000" in the third sentence and inserting "$30,000,000" in its place.

         SECTION 11. Replacement of Exhibit E to the Agreement. The Agreement is hereby amended by deleting Exhibit E thereto in its entirety and replacing it with Exhibit A to this Amendment No. 1.

         SECTION 12. Representations and Warranties. The Borrower and each Guarantor hereby represent and warrant to GOF that (a) after giving effect to the amendments set forth in this Amendment No. 1, no Default has occurred and is continuing, (b) since March 5, 2003 (other than the transactions contemplated hereby and the Borrower entering into the Letter Agreement, dated as of April 11, 2003, with GOF) neither the Borrower nor any Guarantor has entered into any Affiliate Transaction in breach of Section 6.01(b) of the Agreement, (c) since March 5, 2003, other than the transactions entered into as contemplated by the Plan, neither the Borrower nor any Guarantor has entered into any transaction with Jerry Zucker, any family member of Jerry Zucker or any affiliate of either Jerry Zucker or any family member of Jerry Zucker; and (d) Amendment No. 1 to the Credit Agreement, dated as of March 29, 2003, is in full force and effect as of the date hereof.

         SECTION 13. Governing Law. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 14. Execution in Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 15. Headings. The descriptive headings of the several Sections of this Amendment No. 1 are inserted for convenience only and do not constitute a part of this Amendment No. 1.

         SECTION 16. Miscellaneous. Except as provided herein, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed. For the avoidance of doubt, this Amendment No. 1 shall not constitute or be deemed, or interpreted as, a novation.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                   THE BORROWER

                                   POLYMER GROUP, INC.



                                   By:____________________________
                                      Name:
                                      Title:

                                   GOF

                                   MATLINPATTERSON GLOBAL
                                   OPPORTUNITIES PARTNERS L.P.



                                   By:   MatlinPatterson Global Opportunities
                                         Advisers LLC, its Investment Advisor

                                   By:_________________________________
                                      Name:
                                      Title:

                                   THE GUARANTORS

                                   PGI POLYMER, INC.
                                   PGI EUROPE, INC.
                                   PNA CORP.
                                   FNA POLYMER CORP.
                                   FABRENE CORP.
                                   FABRENE GROUP, L.L.C.
                                   FIBERTECH GROUP, INC.
                                   TECHNETICS GROUP, INC.
                                   FIBERGOL CORPORATION
                                   CHICOPEE, INC.
                                   DOMINION TEXTILE (USA) INC.
                                   POLY-BOND INC.
                                   LORETEX CORPORATION
                                   FNA ACQUISITION, INC.
                                   FABPRO ORIENTED POLYMERS, INC.
                                   PGI ASSET MANAGEMENT COMPANY
                                   PGI SERVICING COMPANY
                                   PRISTINE BRANDS CORPORATION
                                   POLYIONIX SEPARATION TECHNOLOGIES,
                                   INC.
                                   BONLAM (S.C.), INC.

                                   as Guarantors



                                   By:_____________________________________
                                      Name:
                                      Title:

                                   EXHIBIT A
                                   ----------

                      SENIOR SUBORDINATED PROMISSORY NOTE
                      -----------------------------------



         $30,000,000.00                                         MARCH 5, 2003


         FOR VALUE RECEIVED, POLYMER GROUP, INC., a Delaware corporation (the "Maker"), hereby promises to pay to the order of MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS L.P., a Delaware limited partnership (the "Payee"), on the terms set forth below, the sum of THIRTY MILLION UNITED STATES DOLLARS (U.S. $30,000,000.00), or such lesser amount as equals the sum of all Borrowings and the principal amount of any Additional Notes issued, together with interest on the unpaid principal balance of each Borrowing and each Additional Note, if any, from the date thereof, at 10% per annum, semi-annually on January 1 and July 1 of each year. From March 6, 2003 until January 31, 2005, at the option of the Maker, such interest on the unpaid principal balance of each Borrowing shall be payable (i) in cash or (ii) through the issuance of Additional Notes. After January 31, 2005, such interest shall be payable in cash. All capitalized terms in this Senior Subordinated Promissory Note (this "Senior Subordinated Note") shall have the same meaning as in the Senior Subordinated Note Purchase Agreement, dated as of March 5, 2003, as amended by Amendment No. 1 dated May [__], 2003, among the Maker, the Guarantors (as defined in the Agreement) and the Payee (the "Agreement").

         The unpaid principal balance of, and any and all accrued and unpaid interest on, this Senior Subordinated Note (the "Aggregate Amount") shall be payable in cash, subject to any repayment made by the Maker in accordance with
Section 2.03 of the Agreement, at the Maturity Date.

         If the Events of Default specified in Section 7.01(e) of the Agreement or a Change of Control occurs, the unpaid principal and interest of this Senior Subordinated Note, and all other amounts due hereunder, shall, at the option of the Payee, ipso facto become and be immediately due and payable in cash without any declaration or other act on the part of the Payee. Upon the occurrence of any other Event of Default set forth in Section 7.01, the unpaid principal and interest of this Senior Subordinated Note, and all other amounts due hereunder, shall, at the option of the Payee upon notice to the Maker, become and be immediately due and payable in cash. During the period following the occurrence of an Event of Default until either (a) such Event of Default is remedied to the satisfaction of the Payee, or (b) the principal and interest of this Senior Subordinated Note is paid, default interest at a rate of 2% per annum will be payable on the principal amount in addition to the existing 10% rate. The Maker shall, to the extent lawful, pay interest on overdue interest at the rate of 12% per annum. From March 6, 2003 until January 31, 2005, at the option of the Maker, such interest on the unpaid principal balance of each Borrowing shall be payable (i) in cash or (ii) through the issuance of Additional Notes. After January 31, 2005, such interest shall be payable in cash.

         The Maker agrees to pay on demand all reasonable costs and expenses, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Payee in connection with the enforcement, collection, protection or preservation (whether through negotiations, legal proceedings or otherwise) of any of its rights under this Senior Subordinated Note.

         The Maker hereby waives demand, presentment for payment, notice of extensions, nonpayment and protest, and agrees that any extensions or renewals hereof shall not affect its liability, whether has notice of such extensions or renewals or not, and waives any and all defenses and counterclaims with respect to this Senior Subordinated Note.

         No waiver of any right granted hereunder or amendment hereto shall be effective unless expressly waived or agreed to in writing by the party whose waiver or agreement to such amendment is alleged.

         This Senior Subordinated Note and the Agreement constitute the entire agreement of the parties with respect to the matters contained herein and therein.

         The provisions hereof shall bind and inure to the benefit of the respective successors and assigns of the Maker and the Payee.

         This Senior Subordinated Note shall be governed by, and interpreted under, the laws of the State of New York without giving effect to the principles of conflict of laws.

         IN WITNESS WHEREOF, the Maker has caused this instrument to be duly executed as of the date first written above.


                                        POLYMER GROUP, INC.



                                        By:  _________________________________
                                             Name:
                                             Title: